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                                                            Exhibit 26(c)(ii)(a)

                            SELECTED BROKER AGREEMENT

This Agreement, dated__________________________,20____, is made by and between Transamerica Capital, Inc. Corporation ("Distributor"), a Pennsylvania corporation, Transamerica Life Insurance Company ("Company"), an Iowa corporation, and _________________________________________________ ("Broker"), a
_________ corporation. This Agreement supersedes and replaces any prior Selected Broker Agreement among the parties hereto.

WITNESSETH:

     In consideration of the mutual promises contained herein, the parties hereto agree as follows:

A.   Definitions

     (1) 1933 Act -- The Securities Act of 1933, as amended, and regulations issued pursuant thereto.

     (2) 1934 Act -- The Securities Exchange Act of 1934, as amended, and regulations issued pursuant thereto.

     (3) 1940 Act -- The Investment Company Act of 1940, as amended, and regulations issued pursuant thereto.

     (4) Accounts -- Separate accounts established and maintained by Company pursuant to the laws of Iowa, as applicable.

     (5) Contracts -- Private Contracts and/or Public Contracts, as the case may be.

     (6) Funds -- open-end management investment companies registered under the 1940 Act, shares of which are sold to Accounts in connection with the sale of Contracts, as described in the appropriate Prospectus or Private Placement Memorandum.

     (7)  NASD -- The National Association of Securities Dealers, Inc.

     (8) Private Contracts -- Variable life insurance contracts and/or variable annuity contracts not subject to, or exempt from registration under, the 1933 Act and described in Schedule A attached hereto, issued by Company and for which Distributor has been appointed the principal underwriter pursuant to distribution agreements, copies of which have been furnished to Broker.

     (9) Private Placement Memorandum -- Offering memoranda, including amendments or supplements thereto, that describe Private Contracts.

     (10) Prospectus -- Prospectuses, including amendments or supplements thereto, contained in a Registration Statement.

     (11) Public Contracts -- Variable life insurance contracts and/or variable annuity contracts required to be registered under the 1933 Act and described in Schedule B attached hereto, issued by Company and for which Distributor has been appointed the principal underwriter pursuant to distribution agreements, copies of which have been furnished to Broker.

     (12) Registration Statement -- Registration statements, including amendments thereto, relating to Contracts, Accounts and Funds, including financial statements and all exhibits.

     (13) SEC -- The Securities and Exchange Commission.

B.   Agreements of Distributor

     (1) Pursuant to the authority delegated to it by Company, Distributor hereby authorizes Broker to solicit applications for Contracts from eligible persons during the term of this Agreement, provided that:

          (a) Broker has been notified by Distributor that Contracts are qualified for sale, or exempt from such qualification, under all applicable securities and insurance laws of the states or jurisdictions in which applications will be solicited, and

          (b) there is an effective Registration Statement relating to those Contracts that are Public Contracts.

          In connection with the solicitation of applications for Contracts, Broker is hereby authorized to offer riders that are available with Contracts in accordance with instructions furnished by Distributor or Company.

     (2) During the term of this Agreement, Distributor shall notify Broker of any action or circumstance that may prevent the lawful sale of Contracts in any state or jurisdiction, including the issuance by the SEC of any stop order with respect to a Registration Statement or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of Public Contracts.

     (3) During the term of this Agreement, Distributor shall advise Broker of any amendment to a Registration Statement or any amendment or supplement to any Prospectus or Private Placement Memorandum.

C.   Agreements of Broker


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     (1)  It is understood and agreed that Broker is a registered broker/dealer under the 1934 Act and a member of the NASD and that the agents or representatives of Broker who may solicit applications for Contracts shall be duly registered representatives of Broker. If an agent or representative ceases to be a registered representative of Broker, is disqualified from continued NASD registration, has his or her registration suspended by the NASD or otherwise fails to comply with the rules or meet the standards imposed by this Agreement or by Broker, Broker shall immediately notify such agent or representative and Distributor that such agent or representative is no longer authorized to solicit applications for Contracts.

     (2) Commencing at such time as Distributor and Broker shall agree upon, Broker agrees to make commercially reasonable efforts to find purchasers for Contracts acceptable to Company, provided that Broker:

          (a) shall only offer a Private Contract to a person who (i) meets the definition of accredited investor under the 1933 Act, and (ii) meets the definition of qualified purchaser under the 1940 Act, if Accounts are not subject to registration under the 1940 Act pursuant to Section 3(c)(7) thereof; and

          (b) shall not solicit applications for Private Contracts in any manner that constitutes a public offering or involves any form of general solicitation or general advertising.

     (3) In making commercially reasonable efforts to solicit applications for Contracts, Broker shall engage in the following activities during the term of this Agreement:

          (a) Regularly utilize only training, sales and promotional materials relating to Contracts which have been approved by Company.

          (b) Establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its agents or representatives and submit periodic reports to Distributor as may be requested on the results of such inspections and the compliance with such procedures.

          (c) Take reasonable steps to ensure that the various representatives appointed by it shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a representative after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and, if applicable, the likelihood that the applicant will make the premium payments contemplated by the Contract.

          (d) Adopt, abide by, and enforce the principles set forth in the Principles and Code of Ethical Market Conduct of the Insurance Marketplace Standards Association as adopted by Company and provided to Broker with this Agreement.

     (4) All payments for Contracts collected by agents or representatives of Broker shall be held at all times in a fiduciary capacity and shall be remitted promptly in full together with such applications, forms and other required documentation to an office of Company designated by Distributor. Checks or money orders in payment of initial premiums shall be drawn to the order of "Transamerica Life Insurance Company." Broker acknowledges that Company retains the ultimate right to control the sale of Contracts and that Distributor or Company shall have the unconditional right to reject, in whole or part, any application for a Contract. In the event Company or Distributor rejects an application, Company shall immediately return all payments directly to the purchaser and Broker shall be notified of such action. In the event that any purchaser of a Contract elects to return such Contract pursuant to the free look right, the purchaser shall receive a refund of either premium payments or the value of the invested portion of such premiums as set forth in the Contract and according to applicable state law. Broker shall be notified of any such action.

     (5) Broker shall act as an independent contractor, and nothing herein contained shall constitute Broker, its agents or representatives, or any employees thereof as employees of Company or Distributor in connection with solicitation of applications for Contracts. Broker, its agents or representatives, and its employees shall not hold themselves out to be employees of Company or Distributor in this connection or in any dealings with the public.

     (6) Broker agrees that any material, including material it develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applications for Contracts hereunder (other than generic advertising materials which do not make specific reference to Company or Contracts) shall only be used after receiving the written consent of Distributor to such material and, where appropriate, the endorsement of Company to be obtained by Distributor. All materials shall be subject to periodic review after initial approval to ensure compliance with applicable law, regulations, and Company policies. No representation in connection with the sale or solicitation for sale of the Contracts, other than those contained in the currently effective Prospectus, Private Placement Memorandum, or in the approved materials for each Contract, shall be made by Broker. Broker assumes full responsibility for all materials not prepared or


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          approved by Distributor and all such materials will be deemed to be
          Broker's materials. Unless otherwise agreed by the parties it shall be Broker's responsibility to file and obtain NASD approval of any materials prepared by Broker.

     (7) Solicitation and other activities by Broker shall be undertaken only in accordance with applicable Company procedures and ethical principles and applicable laws and regulations. No agent or representative of Broker shall solicit applications for Contracts until duly licensed and appointed by Company (such appointment not to be unreasonably withheld by Company) as a life insurance and variable contract broker or agent of Company in the appropriate states or other jurisdictions. Broker shall ensure that such agents or representatives fulfill any training requirements necessary to be licensed and that such agents or representatives are properly supervised and controlled pursuant to the rules and regulations of the SEC and the NASD. Broker shall certify agents' and representatives' qualifications to the satisfaction of Distributor. Broker will provide Distributor with a General Recommendation of Agents substantially in the form attached hereto as Exhibit "A" which will apply to all agents or subagents proposed to be licensed and/or appointed by the Company. Any documentation regarding the background investigation of agents conducted by Broker prior to appointment shall be made available as required upon valid request by any regulatory authority during the period the agent is appointed with the Company. Broker shall provide, from time to time as requested by Distributor, copies of insurance licenses for all states in which Broker holds the licenses and/or insurance licenses for any states in which Broker's affiliated insurance agency holds the licenses. Broker understands and acknowledges that neither it nor its agents or representatives is authorized by Distributor or Company to give any information or make any representation in connection with this Agreement or the offering of Contracts other than those contained in the Prospectus or Private Placement Memorandum, as the case may be, or other solicitation material authorized in writing by Distributor or Company.

     (8) Broker shall not have authority on behalf of Distributor or Company to: make, alter or discharge any Contract or other form; waive any forfeiture, extend the time of paying any premium; receive any monies or premiums due, or to become due, to Company, except as set forth in Section C(4) of this Agreement. Broker shall not expend, nor contract for the expenditure of the funds of Distributor, nor shall Broker possess or exercise any authority on behalf of Distributor by this Agreement.

     (9) Broker shall have the responsibility for maintaining the records of its representatives who are licensed, registered and otherwise qualified to sell Contracts. Broker shall maintain such other records as are required of it by applicable laws and regulations. The books, accounts and records of Company, Accounts, Distributor and Broker relating to the sale of Contracts shall be maintained so as to clearly and accurately disclose the nature and details of the transactions. All records maintained by Broker in connection with this Agreement shall be the property of Company and shall be returned to Company upon termination of this Agreement, free from any claims or retention of rights by Broker. Nothing in this Section C(9) shall be interpreted to prevent Broker from retaining copies of any such records relating to contract owner transactions which Broker is required to maintain in order to comply with applicable federal, NASD, and state regulation. Broker shall keep confidential any information obtained pursuant to this Agreement and shall disclose such information only if Company has authorized such disclosure or if such disclosure is expressly required by any regulatory authority or court of competent jurisdiction. Broker acknowledges that information regarding Contracts is proprietary information and that in connection with the offer and sale of Contracts, Broker may be required to execute confidentiality agreements with third parties. Broker acknowledges and agrees that monetary damages would not be a sufficient or adequate remedy for breach of the confidentiality provisions of this Section C(9) and that Company or Distributor shall be entitled to specific performance or injunctive relief, in addition to any other legal or equitable remedy which may be available. The confidentiality provisions of this Section C(9) shall survive the termination of this Agreement.

D.   Compensation

     (1) Pursuant to the appropriate distribution agreement between Distributor and Company, Distributor shall cause Company to arrange for the payment of compensation for the sale of each Contract sold by an agent or representative of Broker in accordance with Company's agreement with the agent or representative, as the case may be. Such amounts shall be paid to Broker, or if state insurance law requires, to an affiliated insurance agency, provided, that with respect to payments to an affiliated insurance agency, Broker:

          (a) has obtained a letter from the SEC staff to the effect that the staff will not recommend enforcement action if the affiliated insurance agency is not registered as a broker-dealer with the SEC; or

          (b) has obtained from counsel an opinion, which shall be provided to Distributor, that (i) Broker is entitled to rely on a no-action letter issued by the SEC staff, a copy of which shall be provided to Distributor, which granted no action relief to a broker-dealer with respect to the distribution activities of the broker-dealer's affiliated insurance agency when the insurance agency was not registered as a broker-dealer with the SEC, and
               (ii) such no-action letter has not been rescinded or modified.


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          All terms and conditions of Company's agreement with the agent or representative, as the case may be, shall be incorporated by reference herein to the extent such terms and conditions do not conflict with this Agreement. Company shall identify to Broker with each such payment the name of the agent or representative of Broker who solicited each Contract covered by the payment.

     (2) Neither Broker nor any of its agents or representatives shall have any right to withhold or deduct any part of any premium it may receive for purposes of payment of commission or otherwise. Neither Broker nor any of its agents or representatives shall have an interest in any compensation paid by Company to Distributor, now or hereafter, in connection with the sale of Contracts hereunder.

E.   Complaints and Investigations

     (1) The parties agree to cooperate fully in any insurance or securities regulatory investigation or proceeding or judicial proceeding arising in connection with Contracts marketed under this Agreement. Each party, upon receipt, shall notify the other parties of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding in connection with Contracts. The parties further agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to the parties and their respective affiliates, agents or representatives to the extent that such investigation or proceeding is in connection with Contracts marketed under this Agreement. Each party shall furnish applicable federal and state regulatory authorities with any information or reports in connection with its services under this Agreement which such authorities may request in order to ascertain whether operations are being conducted in a manner consistent with any applicable law or regulation. Each party shall bear its own costs and expenses of complying with any regulatory requests, subject to any right of indemnification that may be available pursuant to Section G of this Agreement.

     (2) Broker shall report promptly in writing to Distributor all customer complaints relating to offers and sales of Contracts or made by or on behalf of owners of Contracts, whether written or oral, and shall assist Distributor and Company in resolving those complaints to the satisfaction of all parties.

     (3) Each party hereto shall have the right, during normal business hours and upon ten (10) days prior written notice, to inspect and audit the books and records of the other party relating solely to the business contemplated by this Agreement, including files, letters, material, and other documents relating in any way to such business. Such books and records shall be maintained in accordance with prudent standards of insurance and securities recordkeeping for the term of this Agreement and for the five-year period following the termination of this Agreement or longer if required by applicable Federal or state law or regulation.

F.   Term of Agreement

     (1) This Agreement shall continue in force for one year from its effective date and thereafter shall automatically be renewed every year for a further one year period; provided that any party may unilaterally terminate this Agreement upon thirty (30) days' written notice to the other parties of its intention to do so. This Agreement shall automatically terminate without notice upon:

          (a)  the bankruptcy or dissolution of Broker;

          (b) any fraud or gross negligence by Broker in the performance of any duties imposed by this Agreement or if Broker wrongfully withholds or misappropriates, for Broker's own use, funds of Company, its policyholders or applicants;

          (c)  any material breaches by Broker of this Agreement;

          (d) any material violation of any applicable state or federal law and/or administrative regulation in a jurisdiction where Broker transacts business; or

          (e) any failure of Broker to maintain a necessary license in any jurisdiction, but only as to that jurisdiction and only until Broker reinstates its license in such jurisdiction.

     (2) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except:

          (a)  the agreements contained in Sections C(9) and E hereof;

          (b)  the indemnity set forth in Section G hereof; and

          (c) the obligations to settle accounts hereunder, including commission payments on premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to applications received by Broker prior to termination.

     (3) Distributor and Company reserve the right, without notice to Broker, to suspend, withdraw or modify the offering of Contracts or to change the conditions of their offering.

G.   Indemnity

     (1) Broker shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement.

     (2) Distributor agrees to indemnify and hold harmless Broker and each officer or director of Broker against any losses, claims, damages or liabilities, joint or several, to which Broker or such officer or director may become subject under applicable law, insofar as such losses, claims, damages or liabilities (or actions in respect


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          thereof) arise out of or are based upon any allegedly untrue statement, or alleged omission, of a material fact, when it would be necessary to include a true statement of such fact in a Registration Statement, a Prospectus or a Private Placement Memorandum, as the case may be, or in any sales literature provided by Company or by Distributor in order to make the statements contained therein not misleading.

     (3) Broker agrees to indemnify and hold harmless Company and Distributor and each of their current and former directors and officers and each person, if any, who controls or has controlled Company or Distributor within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities, joint or several, to which Company or Distributor or such director or officer or controlling person may become subject under applicable law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any:

          (a) breach by Broker of any representation, warranty, covenant or agreement contained in this Agreement;

          (b) negligent act or omission or willful misconduct by Broker or any of its agents, employees, representatives or affiliates with respect to this Agreement;

          (c) failure by Broker or any of its agents, employees, or affiliates to comply with applicable law;

          (d) unauthorized use of sales material or any verbal or written misrepresentations or any unlawful sales practice concerning Contracts by Broker, agents, employees, representatives or affiliates; or

          (e) claim by any agent, representative or employee of Broker for commissions, service fees, development allowances or other compensation or remuneration of any type;

          (f) failure of Broker, its officers, employees, or agents to comply with the provisions of this Agreement; and Broker shall reimburse Company and Distributor and any director, officer or controlling person of either for any legal or other expenses reasonably incurred by Company, Distributor, or such director, officer or controlling person in connection with investigating or defending against any such losses, claims, damages or liabilities or actions. This indemnity agreement shall be in addition to any liability which Broker may otherwise have.

     (4) Any request for indemnification against a party (the "Indemnitor") arising out of a claim from a third party must be made in writing within a reasonable time after notice of a claim or receipt of a claim from a third party ("Claim") has been received by the party seeking indemnification (the "Indemnitee"). At any time after such request, Indemnitor may deliver to the Indemnitee its written acknowledgment that Indemnitee is entitled to indemnification. The Indemnitor shall thereafter be entitled to assume the defense of the Claim and shall bear all expenses associated therewith, including without limitation, payment on a current basis of all previous expenses incurred by the Indemnitee in relation to the Claim from the date the Claim was brought. Until such time as Indemnitee receives notice of an Indemnitor's election to assume the defense of any Claim, Indemnitee may defend itself against the Claim and may hire counsel and other experts of its choice and Indemnitor shall be liable for payment of counsel and other expert fees on a current basis as the same are billed. Indemnitor and Indemnitee shall cooperate with one another in the defense of any such Claim and if either party becomes aware of any significant developments, it shall notify the other party as soon as practical.

     (5) The provisions of this Section shall survive the termination of this Agreement.

H.   Abusive Trading

     Company reserves the right to terminate this Agreement immediately without advance notice if Company, in its reasonable discretion, determines that any of Broker's customers are engaging in abusive trading activities (that is, programmed, large or frequent transfers) with respect to any portfolios of the Contracts or that Broker, is providing advice or assistance to any persons to engage in such abusive trading activities. Company reserves the right to reject any purchase orders submitted by any parties whom (or whose customers) Company determined to be engaging in abusive trading activity. In addition to the indemnification provided in Section G of this Agreement, and any other liability Broker may have, Broker will be liable to the Company and each portfolio affected by such abusive trading activity for any damages or losses, actual or consequential, sustained by them as a result of such abusive trading activity.

I.   Assignability

     This Agreement shall not be assigned by any party without the written consent of the other parties.

J.   Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa without regard to its law concerning conflicts of law.

K.   Notices

     All communications under the Agreement shall be in writing and shall be deemed delivered on the third business day after being mailed by certified mail, postage prepaid. Alternatively, communications shall be


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     deemed delivered on the first business day after being transmitted timely, delivery charges prepaid, to a third party company or governmental entity providing delivery services in the ordinary course of business, which guarantees delivery to the other party on the next business day. Notices shall be sent to the following addresses unless and until the addressee notifies the other party of a change in address according to the terms of this Section:

If to Broker, to:                       if to Distributor or Company, to:

_____________________________________   Transamerica Life Insurance Company
Company                                 4333 Edgewood Road NE
                                        Cedar Rapids, Iowa 52499
_____________________________________   Attn: Counsel
Street address                          Telephone: (319) 247-6115
                                        Telecopy: (319) 369-2378
_____________________________________
City, State, Zip

_____________________________________
Attention

_____________________________________
Telephone

_____________________________________
Telecopy

L.   Arbitration

     Any disagreement, dispute, claim or controversy solely between Broker and Distributor arising out of or relating to this Agreement shall be subject to mandatory arbitration under the auspices, rules and bylaws of the NASD, to the full extent applicable and as may be amended from time to time.

M.   Privacy

     The parties each acknowledge that certain information made available to the other parties hereunder may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act, other federal or state privacy laws (as amended) and the rules and the regulations promulgated thereunder (collectively, the "Privacy Laws"). The parties hereby agree (i) not to disclose or use such information except as required to carry out their respective duties under this Agreement or as otherwise permitted by law in their ordinary course of business, (ii) to establish and maintain procedures reasonably designed to assure the security and privacy of all such information and (iii) to cooperate with each other and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable to the parties.

N.   Anti-Money Laundering Requirements and Economic Sanctions Programs

     The parties agree to comply with the regulations pursuant to USA Patriot Act and the rules promulgated thereunder, as outlined by their Self Regulatory Organizations.

O.   General Provisions

     (1) This Agreement including each Schedule, Exhibit, and Addendum to this Agreement, contains the entire understanding and agreement among the parties with respect to its subject matter and with respect to sales of the Contracts, and supersedes all prior and contemporaneous discussions, agreements, and understandings. Broker and Company hereby acknowledge that they have not relied upon any representation other than the representations expressly contained within this Agreement.

     (2) Nothing in this Agreement, nor any acts of the parties hereto, shall be deemed or construed by the parties hereto, or any of them, or any third party, to create the relationship of employer and employee, or a partnership or joint venture, or except to the extent expressly provided herein, principal and agent, between Company and Broker.

     (3) A waiver by any party of the breach of any provision of this Agreement by another party shall not operate or be construed as a waiver of any other or subsequent breach by any party.

     (4) For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document.

     (5) This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all parties hereto.


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

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        ----------------------------------------
                                        (Broker Name)


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        TRANSAMERICA CAPITAL, INC.
                                        (Distributor)


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        TRANSAMERICA LIFE INSURANCE COMPANY
                                        (Company)


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


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

                                    EXHIBIT A

                        GENERAL LETTER OF RECOMMENDATION

Broker hereby certifies to the Distributor and Company that all the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as agents of the Company submitted by Broker. Broker will, upon request, forward proof of compliance with same to the Company in a timely manner.

     1. We have made a reasonable investigation of each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, and based on this review we believe each applicant has a good business reputation and is worthy of a license.

     2. We have on file a U-4 form which was completed (and has been amended, as required) by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, including but not limited to: (i) checking for and investigating criminal arrest and conviction records available to Broker on the CRD system; and (ii) communicating with each employer of the applicant for 3 years prior to the applicant's registration with our firm. Each applicant is presently registered as an NASD registered representative.

          The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license and all the findings of all investigative information is favorable.

At the time of application, in those states required by the Company, we shall provide the Company with a copy of the entire U-4 form, or designated pages, thereof, completed by each applicant, including any amendments or updates thereto, and we certify those items are true copies of the original.

     3. We certify that all educational requirements have been met for the specified state each applicant is requesting a license in, and that all such persons have fulfilled the appropriate examination, education and training requirements.

     4. If the applicant is required to submit his picture, his signature, and securities registration in the state in which he is applying for a license, we certify that those items forwarded to the Company are those of the applicant and the securities registration is a true copy of the original.

     5. We hereby warrant that the applicant is not applying for a license with the Company in order to place insurance chiefly and solely on his life or property, or lives or property of his relatives, or property or liability of his associates.

     6. We will not permit any applicant to transact insurance in a state as an agent until duly licensed and appointed therefor with the appropriate State Insurance Department. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.


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                                   SCHEDULE A
                                PRIVATE CONTRACTS

                                      None


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

                                   SCHEDULE B
                                PUBLIC CONTRACTS


This schedule shall be deemed an integral part of the above referenced Selected Broker Agreement (the "Agreement") by and between TRANSAMERICA CAPITAL, INC. ("Distributor"), TRANSAMERICA LIFE INSURANCE COMPANY ("Company") and _______________________ ("Broker") and shall supersede and control any portions of that Agreement which conflict with the provisions hereof. All other provisions of the Agreement remain in full force and effect.

Transamerica Life Insurance Company and Transamerica Capital, Inc. authorize _________________________ to offer and solicit for sale the following securities product through persons who are registered with the NASD and in accordance with the appropriate state insurance licensing requirements. Such persons, where required, have authorized Broker to receive such commissions.

Name:                                         Form Number:
ADVANTAGE X                                   EM VC1 TL703 (may vary by state)
A variable adjustable life insurance policy

FIRST POLICY YEAR COMMISSION: Commission on premium payments up to target premium is 20%, commission on premium payments in excess of target premium is 2.6%.

RENEWAL COMMISSION: In policy years two through four, renewal commission on premium payments up to target premium is 10%, commission on premium payments in excess of target premium is 2.6%; in policy years five through seven, renewal commission on premium payments up to target premium is 3.2%, commission on premium payments in excess of target premium is 2.6%; and in all subsequent policy years, renewal commission on premium payments up to target premium is 2.4%, commission on premium payments in excess of target premium is 2.4%. Renewal commission will be paid within 30 days after receipt of premium. The Company will not be obligated to pay such renewal commissions if they are prohibited or exceed limits imposed by law or regulation.

ASSET-BASED TRAIL COMMISSION: After the first policy year an asset-based trail commission will be paid on the unloaned cash value. An asset-based trail commission of 0.10% will be paid in policy years two through twenty and 0.05% in all subsequent policy years in which such policies are in force at the end of the policy year. The asset-based trail commission will be calculated at the end of the previous policy year and will be paid within 30 days after the close of the policy year. The Company will not be obligated to pay such asset-based trail commissions if they are prohibited or exceed limits imposed by law or regulation.

CHARGEBACKS: For a surrender or lapse in policy years one through three, commissions will be charged back 100% if in policy year one, 75% if in policy year two, and 50% if in policy year three. In the event of a surrender or lapse in any subsequent year or death, there will be no chargeback. The obligation to pay Company chargebacks shall survive the termination or expiration of the Appointment Agreement, or other agreement, for any reason.

Commissions will not be paid on funds transferred between Advantage X fund accounts or when a premium comes from other Transamerica Life Insurance Company annuity and life insurance policies or other subsidiary insurance companies of AEGON USA, Inc.


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